EXHIBIT 10.1

AMENDMENT NO. 2 TO

RESTATED LICENSE AGREEMENT

THIS AMENDMENT NO. 2 to the Restated License Agreement (this “Amendment”), is dated January 29, 2013 between Cherokee Inc., (“Licensor”), and TARGET GENERAL MERCHANDISE, INC. (“TGMI”), with reference to the following facts:

WHEREAS, the Parties entered into a Restated License Agreement, dated as of February 1, 2008, and amended as of December 1, 2011 (as amended, the “Restated Agreement”); and

WHEREAS, the right to use the Trademark on children’s school uniforms (the “School Uniform Right”) is owned by Strategic Partners, a third party entity with an address at 9800 De Soto Avenue, Chatsworth, CA (“SP”).

WHEREAS, Licensor desires to obtain the School Uniform Right from SP, and the Parties desire, contingent upon Licensor’s ownership of the School Uniform Right, to amend the Restated Agreement to include children’s school uniforms on the terms and conditions contained herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.                                      Capitalized terms used and not defined herein shall have the same meaning as in the Restated Agreement.

2.                                      This Amendment No. 2 shall only take effect if and when Licensor owns the School Uniform Right.  Licensor shall provide TGMI with written notice (e-mail acceptable) of the date upon which it obtains such ownership, free and clear of any claim of SP with respect thereto (the “Amendment Effective Date”), and this Amendment No. 2 shall automatically go into effect as of such date.

3.                                      Section b.(i) of the Restated Agreement is amended as of the Amendment Effective Date by removing “school uniforms” from the excluded categories listed in the parenthetical therein and adding it to the included categories to read as follows:

“b.(i)                     Men’s, Women’s and Children’s Apparel (including, but not limited to intimate apparel, foundations, sleepwear and children’s school uniforms, but excluding industrial, hospital and nurses uniforms).  Except as otherwise expressly set forth herein, children’s school uniforms shall be included in the definition of Merchandise.”

3.                                      Section 3 of the Restated Agreement is amended as of the Amendment Effective Date by adding a new subsection d. as follows:

“3.d.                      Uniform Royalty, Minimum and Term.  Commencing as of the Amendment Effective Date and continuing through January 31, 2016, (the “Uniform Term”), Licensee shall pay to Licensor as a royalty on the sale of children’s school uniforms an amount equal to the greater of (i) two percent (2%) of Licensee’s Net Sales of children’s school uniforms (the “Uniform Royalty”) or (ii) $800,000.00 per Fiscal year (“Minimum Guaranteed Uniform Royalty Per Fiscal Year”).

In the event the Uniform Royalties actually earned for a Fiscal Year during the Uniform Term are less than the Minimum Guaranteed Uniform Royalty, Licensee shall pay Licensor the shortfall within thirty (30) days after the end of such Fiscal Year.  Provided that Licensee has had sufficient Net Sales to meet the Minimum Guaranteed Uniform Royalty Per Fiscal Year for the Fiscal Year ending January 31, 2016, the license for children’s school uniforms set forth herein will automatically renew for successive two (2) Fiscal Year terms on the same terms unless Licensee provides Licensor with notice on or before January 31, 2015 that it does not wish to renew the children’s school uniform portion of this Restated Agreement. In the event Licensee does not have sufficient Net Sales to meet the Minimum Guaranteed Uniform Royalty Per Fiscal Year ending January 31, 2016, the parties may, in each party’s sole discretion, mutually agree to renew the license for children’s school uniforms on such terms as the parties may agree upon.”

4.                                      This Amendment No. 2 may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.by adding a new

5.                                      Except as expressly amended or set forth herein, all of the terms and conditions contained in the Restated Agreement shall remain in full force and effect.  References herein or in the Restated Agreement to “this Agreement” shall, after the Amendment Effective Date, be deemed to refer to the Restated Agreement as amended by this Amendment No. 2.

IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 2 on the date first written above.

Target General Merchandise, Inc.		Cherokee Inc.

By:	/s/ Patricia M.Adams	By:	/s/ Henry Stupp

Patricia M. Adams		Henry Stupp
Senior Vice President		Chief Executive Officer